Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 9, 2003 relating to the financial statements of Turbine Truck
Engines, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Pender Newkirk & Company
Tampa, Florida
September 24, 2003